EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report on Form 10-Q of Yield10 Bioscience, Inc. (the “Company”) for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Oliver Peoples, President, Chief Executive Officer and Principal Executive Officer of the Company and Charles B. Haaser, Chief Accounting Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Dated: November 14, 2022	/s/ OLIVER PEOPLES
Oliver Peoples
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 14, 2022	/s/ CHARLES B. HAASER
Charles B. Haaser
Chief Accounting Officer
(Principal Financial and Accounting Officer)

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